Exhibit 99.2 Business Overview and Financial Modeling April 2022

Forward Looking Statements and Non-GAAP Measures ADT has made statements in this presentation that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to our operating and performance metrics and any implied or stated future performance of such metrics. Forward-looking statements can often be identified by the use of words like “will,” “plans,” “intends,” “anticipates,” and similar words and are based on currently available information and management’s current beliefs and assumptions. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this presentation, including among others, risks and uncertainties relating to the performance of our operating segments, the performance of our newly acquired Sunpro Solar operations, the performance of our recently announced joint venture with Ford, our operating results under a company-owned or customer-owned ownership model, our leverage ratio, and risk factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Any forward-looking statement made in this presentation speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Non-GAAP Measures To provide investors with additional information in connection with our results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose certain non-GAAP measures including, for example, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Free Cash Flow, and Net Leverage Ratio excluding Receivables Facility. Reconciliations from GAAP to non-GAAP financial measures for reported results can be found in the appendix. Amounts on subsequent pages may not sum due to rounding. Note: Operating metrics such as Gross Customer Revenue Attrition or Customer Retention, Subscriber Counts, RMR, Gross RMR Additions, Interactive Take Rate, Core Customer Value, Customer Lifetime Value, and Revenue Payback are approximated as there may be variations to reported results in each period due to certain adjustments we might make in connection with the integration over several periods of acquired companies that calculated these metrics differently, or otherwise, including periodic reassessments and refinements in the ordinary course of business. These refinements, for example, may include changes due to systems conversion or historical methodology differences in legacy systems. 2

Agenda 1. Company Overview 2. Segment Overviews • Consumer and Small Business (CSB) • Commercial • Solar 3. Key Business Metrics • Subscriber Acquisition Costs (SAC) • Recurring Monthly Revenue (RMR) • Attrition 4. Modeling and Financial Statements • Income Statement • Segment Modeling Overviews • Cash Flow Statement • Adjusted Free Cash Flow 5. Other Items • Capital Structure Overview • Depreciation and Amortization • Interest • Tax Considerations 6. Appendix • Glossary of Terms • Select Financial Information • GAAP to Non-GAAP Reconciliations 3

Purpose of ADT Business Overview and Financial Modeling • Provide overview for analysts and investors interested in learning more about ADT 1 • Address frequently asked analyst and investor questions 2 • Summarize key segments and review key business metrics 3 More information on ADT’s business strategy and long-term outlook can be found in our 2022 Investor Day materials in the Investor Relations website at investor.adt.com 4

1. Company Overview

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Executive Leadership Team Diverse and experienced management team driving ADT’s next chapter of growth and innovation. Jim DeVries Dan Bresingham Jamie Haenggi President and CEO EVP, Commercial EVP, Chief Operating Officer, Solar Harriet Harty Keith Holmes DeLu Jackson Marc Jones EVP, Chief Administrative EVP, Chief Revenue SVP, Chief Marketing EVP, Solar Officer Officer Officer Jeff Likosar Ken Porpora David Smail Don Young CFO and President, EVP, Finance EVP, Chief Legal Officer EVP, Chief Operating 6 Corporate Development and Secretary Officer

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

ADT: Safe, Smart, and Sustainable Solutions for Customers

ADT provides safe, smart, and sustainable solutions for people, homes and businesses. Through innovative products, partnerships, and the largest network of smart home security professionals in the United States, we empower people to protect and connect what matters most.

ADT was founded in 1874 as American District Telegraph (ADT). In 2016, The ADT Security Corporation was acquired by the private equity firm Apollo Global Management and merged with Protection One. In 2018, ADT, Inc. became a public company and continued trading with the ADT ticker on the New York Stock Exchange (NYSE: ADT).

2021 COMBINED REVENUE BY SEGMENT

CONSUMER & SMALL BUSINESS (CSB)
~$4.1B
Total Revenue

COMMERCIAL
~$1.1B
Total Revenue

SOLAR
~$645M
Total Revenue

COMPANY STATISTICS

- **#1** Smart Home Security Provider
- 24/7/365 professional monitoring
- **25K** Employees
- **6.6M** Subscribers
- **~80%** Recurring Revenue in CSB and Commercial
- **200+ Billion** System events captured annually
- **40K+** Total Solar Installations
- **160+** Fortune 1000 Commercial Customers

Notes: Data presented as of 12/31/2021. Combined Revenue equals ADT Total Revenue (GAAP) (which includes Solar segment revenue post-acquisition) plus Sunpro revenue (GAAP) prior to the acquisition. Total solar installations represents cumulative installations to date.

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Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Financial Overview Total Revenue Adjusted EBITDA 2020 decline driven by $ in Millions $ in Millions Canada disposition & Defenders $5,126 $5,315 $5,307 acquisition $4,582 $2,483 $2,453 $4,316 $2,353 $190 $2,199 $2,213 $229 $75 $239 $90 $107 $4,936 $4,353 $2,408 $2,364 $4,076 $2,246 2017 2018 2019 2020 2021 2017 2018 2019 2020 2021 U.S. Canada U.S. Canada Adjusted Free Cash Flow prior to subscriber acquisition $ in Millions $2,162 $2,049 $2,032 $2,045 $1,891 $1,374 $1,455 $1,697 $1,494 $1,488 $675 $590 $538 $465 $403 2017 2018 2019 2020 2021 Adjusted Free Cash Flow Subscriber Acquisition Cost 8 Notes: All financial information presented above is as reported and does not include pro-forma information for Sunpro prior to the acquisition. Adjusted EBITDA results adversely impacted by November 2019 divestiture of ADT Canada and January 2020 acquisition of Defenders. Prior to 6/30/20, Adjusted Free Cash Flow was reported as Free Cash Flow before special items.

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

Three Segments with Different Financial Profiles

	Consumer & Small Business	Commercial	Solar
Market Growth (2020-2025 CAGR)	~15%	~6%	~13%
Concentration	ADT market leader, fragmented overall	Several large players, fragmented	No clear market leader, highly fragmented
Segment as % of Total Combined Revenue	70%	19%	11%
Recurring Revenue (as a % of Segment Total Revenue)	~90%	~30%	0%
Equipment Ownership Model	Primarily ADT Owned	Primarily Outright Sale	Outright Sale
Indicative Cash Revenue Per Sale	~$1,000 Non-refundable upfront fee + ~$50 recurring monthly revenue	Varies	~$37K
Installation Method	Professional Install + DIY	Professional Install	Professional Install
Consumer Financing (as a % of Eligible Transactions)	Yes ~55% take rate	N/A	Available through third parties ~90% take rate
Time Between Signing and Install	Same day / next day	Wide variance	2 - 3 months
Customer Life	~8 years	~10 years	Multiple revenue opportunities over life of system
Revenue Payback	~2.4 years	~1.4 years	Immediate at sale
Indicative Adj. EBITDA Margins (as a % of Segment Total Revenue)	~50%	~10%	<10%
Capital Intensity	Higher	Lower	Lower

Notes: All metrics as of 12/31/2021. Combined Revenue includes both ADT Solar Segment Total Revenue (GAAP) and Sunpro revenue prior to the acquisition. Approximate average Customer Life is based on trailing twelve month attrition as of 12/31/2021.

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Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

ADT Generates Attractive Returns Across Each Segment

Consumer & Small Business

Key Unit Economics:

- ~$50 recurring monthly revenue
- 80%+ monitoring and service margin
- ~2.4x revenue payback
- ~87% customer retention

Upfront investment generates predictable customer lifetime value

Commercial

Key Unit Economics:

- ~$120 average revenue per unit
- ~1.4x revenue payback
- ~91% customer retention

Capital efficient customer acquisition with significant installation revenues and sticky customer base

Solar

Key Unit Economics:

- ~17K annual solar installations
- ~20% battery attachment rate
- ~$37K revenue per customer

Upfront revenues with meaningful gross margin and capital efficient customer acquisition

Note: CSB customer retention is for total company as of 12/31/21.

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Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Financial Profile Will Evolve As We Grow Business 2021 Future Segment/Profile Consumer and ~70% of combined Implications from Small Business revenue Changing Mix Growing • Higher EBITDA margin Improved cash • Capital required to generation generate RMR Faster overall growth Commercial ~30% of combined and Solar revenue Slight decline in margins Growing faster • Lower EBITDA margin Strong ROIC • Less capital required to generate RMR 11 Note: Combined Revenue equals ADT Total Revenue (GAAP) (which includes Solar segment revenue post-acquisition) plus Sunpro revenue (GAAP) prior to the acquisition.

2. Segment Overviews • Consumer and Small Business (CSB) • Commercial • Solar

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

CONSUMER AND SMALL BUSINESS

Segment Overview

Key Offerings and Characteristics



- Full-service smart home and small business security company with national footprint
- Professionally installed, do-it-yourself, mobile, and digital-based offerings
- 24/7 professional monitoring services
- Industry's largest sales, installation, and service field force
- Distribution through our direct channels and over 200 Authorized ADT Dealers
- Strong partnerships (i.e. insurance, building and construction, Google, etc.)

Unmatched Professional Home Automation and Security Platform


24/7 Technology & Service Platform
Consultative Sale
Professional Install or DIY
Monitoring
Customer Service
Service Support
Add-on Sales

Segment Statistics (LTM 12/31/21)

	Consumer and Small Business
Subscriber Count	6.4M
M&S Revenue	$3,873M
Installation and other revenue	$273M
End of Period RMR (includes wholesale)	$328M
Gross RMR Additions	$55M
Revenue Payback (in years)	~2.4x

Note: Operating metrics presented exclude wholesale customers who outsource their monitoring to ADT unless otherwise noted.

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Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements C O N S U M E R A N D S M A L L B U S I N E S S We have a broad range of offerings to serve customers throughout their life Mobile Security Point Solutions and Professionally-Installed Smart Aging Do-It-Yourself Systems For people Renters, apartment living, Concierge smart home Solutions for aging seniors on-the-go tech comfortable Security Professionally-Installed Systems are Core to ADT’s CSB Offering 14

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements C O N S U M E R A N D S M A L L B U S I N E S S Segment Financials and Key Metrics Revenue Gross RMR Additions $ in Millions $ in Millions 86% 86% $4,325 $4,146 $4,080 82% Interactive $565 $273 $189 take rate $55 $3,891 $3,873 $48 $3,761 $46 2019 2020 2021 2019 2020 2021 Installation & Other Monitoring & Service 2020 decline Adjusted EBITDA Interactive Subscriber Profile driven by $ in Millions Units in Millions Canada disposition & Defenders acquisition 6.2 6.2 6.3 $2,374 $2,154 $2,111 59% 55% 50% 2019 2020 2021 2019 2020 2021 Total base of Residential and Small Business customers Interactive customers as a % of Residential and Small Business customers Notes: Operating metrics presented exclude wholesale customers who outsource their monitoring to ADT. Gross RMR additions represents U.S. only. Interactive Subscriber Profile represents Residential 15 and Small Business only and excludes our Health, Cyber and Mobile businesses. Interactive services include Pulse, Control, and similar ADT platforms, and are inclusive of services ranging from remote arm and disarm to full home automation.

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements C O N S U M E R A N D S M A L L B U S I N E S S Business Model Key Metrics • Subscriber growth Efficient New Customer Acquisition 1 • Subscriber Acquisition Cost (SAC) Efficiency Profitable Service of Customers 2• Recurring Monthly Revenue (RMR) 3 Customer Retention and Loyalty • Retention / Attrition Long-Term Value and Cash Generation 16

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements C O N S U M E R A N D S M A L L B U S I N E S S Illustrative Single Subscriber Example Monitoring & Revenue Payback ARPU $50 80% RMR Attrition 13.0% 2.5x (in years) Service Margin Year 0 Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Cumulative M&S Revenue - $600 $600 $600 $600 $600 $600 $600 $415 $4,615 (-) Cost to Serve - (120) (120) (120) (120) (120) (120) (120) (83) (923) Adj. EBITDA prior to - $480 $480 $480 $480 $480 $480 $480 $332 $3,692 subscriber acquisition (-) Net SAC (1,500) - - - - - - - - (1,500) Incremental FCF ($1,500) $480 $480 $480 $480 $480 $480 $480 $332 $2,192 Key Takeaways: Core Customer Value $2,192 • High-IRR business, aided by strong recurring margins, despite upfront investment. Customer Lifetime Value (CLV) $3,692 • Average customer life of ~8 years is significantly longer than revenue payback period. • Core Customer Value is equivalent to Customer Lifetime Value less the subscriber CLV/ SAC 2.5x acquisition cost. Internal Rate of Return 27% st • Year 0 not necessarily indicative of period beginning on January 1 (impacts CF timing). 17

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

CONSUMER AND SMALL BUSINESS

Ownership Model

Equipment Ownership Accounting

- In our CSB segment, ADT has historically retained ownership of equipment for most installations.
- Mix will shift to more outright sales of equipment to customers as we refine our go-to-market approach.

ADT-Owned Model

- ADT typically retains ownership of equipment installed at customer premises with the customer paying a non-refundable upfront fee.
  - ADT subsidizes a significant portion of the cost which is recovered through RMR.
- Equipment costs, installation labor costs, and commissions, net of the upfront fee paid, are capitalized and amortized; Recognized as net SAC.
- Any cost that cannot be tied to a sale and install is expensed immediately (i.e. marketing expense).

Net installation cost to balance sheet

Customer-Owned Model

- Customer purchases and takes ownership of equipment.
  - ADT subsidizes a portion of the product and installation cost, which is recovered through RMR.
- Customer pays monthly payment to ADT, recognized as RMR.
- Cost of equipment, installation labor and most commissions are expensed at the time of install.
  - Only commissions tied to RMR generation are capitalized and amortized.

Net installation cost to P&L

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Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

COMMERCIAL

Segment Overview

Key Offerings and Characteristics



- Full suite of services for business customers including security, fire, life safety, and risk consulting
- Dedicated commercial / national account monitoring centers
- Proprietary customer service platform with real-time activity reporting

Growth Opportunities



Vertical Market Expansion

- Key existing verticals include banking, healthcare, commercial real-estate, and retail
- Expanding into Government, Energy, and Smart Cities



Electronic Article Surveillance

- Entered in 2021 as a result of strong relationships with retail customers
- Over $500 million market

ADT Commercial

Tuck in M&A

- Strong track record of M&A
- Pipeline for future growth



Physical Security Disruption

- Strategic partnerships
- Disrupting $50 billion guard industry

Segment Statistics (LTM 12/31/21)

	Commercial
Subscriber Count	~250K
M&S Revenue	$474M
Installation and other revenue	$639M
End of Period RMR	$31M
Gross RMR Additions	$6M
Revenue Payback (in years)	~1.4x

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Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

COMMERCIAL

Products and Services

- Integrated solutions reduce cost and minimize potential risks while protecting what matters most to your organization – your people, property, and assets.



Preventative Maintenance
High Rise Services
Fire Detection & Alarm
Carbon Monoxide and Smoke Detection
Voice Evacuation & Mass Notification Systems
Fire Sprinkler Systems
Fire & Smoke Damper Services
Structured Cabling
Personnel and Asset Location
Design Engineering
Access Control
Video Surveillance
Intrusion Alarm
Remote Video Monitoring
Cloud & IP-based Systems
24/7 Monitoring
Testing & Inspection
UL-listed Safes & Vaults

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Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements C O M M E R C I A L Segment Financials and Key Metrics Revenue Adjusted EBITDA $ in Millions $ in Millions $1,114 $1,045 $990 $109 $96 $639 $629 $563 $45 $474 $426 $417 2019 2020 2021 2019 2020 2021 Installation & Other Monitoring & Service Sales Backlog RMR Growth $ in Millions $ in Millions $31 $2.1 $1.9 11% 10% $315 9% $1.1 $28 $27 $240 $222 2019 2020 2021 2019 2020 2021 Ending RMR Attrition 21 Install Backlog RMR Backlog

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

SOLAR

Segment Overview

Key Offerings



- Design, sale, installation and service of residential solar and energy efficient solutions
- Financing available through third parties
- Bundling opportunities with home security
- Currently available in 23 states

Fully vertically integrated model

	**Sales & Marketing**	• Specialized in-house sales & marketing team • Proprietary Sunlighten software with design, pricing, and financing capabilities
	**Design, Permitting, & Financing**	• In-house design & engineering team • Streamlined process to obtain permits and utility inspection • Financing options from multiple parties
	**Installation**	• In-house installation for superior quality control and customer experience • 135+ design & installation teams • Best-in-class equipment provider partnerships
	**Ongoing Support & Monitoring**	• Workmanship & equipment warranties • Long-term homeowner relationships for future revenue opportunities

Segment Statistics (LTM 12/31/21)

	Solar
Solar Installations	~17K
Combined Revenue	$645M
Revenue per installation	~$37K
Financing Fees	$158M
Battery Attachment Rate	~20%

Notes: Combined Solar Revenue equals ADT Solar segment revenue (GAAP) plus Sunpro revenue (GAAP) prior to the acquisition. Combined revenue and revenue per installation are presented net of financing fees.

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Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements S O L A R Products and Services Sales Support Sales Proposals • Internally Generated Leads• Solar Systems• Custom & Comprehensive • Mobile Technology + Sales Incentives• Roof Replacements • CRM Project Operations Bureau Operations Design/Engineering • Booking Support• Permitting• System Design • Documentation Support• HOAs• Permitting Packages • Net Metering Agreements Field Operations Construction Customer Service • Site Surveys• Supply Chain Distribution• Troubleshooting • Permits Running• System/Roofing installations• Customer Satisfaction Assurance • Tech/Energization Visits• Electrical Work 23

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements S O L A R Segment Financials and Key Metrics • ADT acquired Sunpro in December 2021. • 2021 Combined Revenue and Adjusted EBITDA includes both ADT Solar Segment Total Revenue (GAAP) and Adjusted EBITDA (results post- acquisition) plus Sunpro revenue and Adjusted EBITDA prior to the acquisition. Adjusted EBITDA Revenue $ in Millions $ in Millions $645 $25 $315 $12 2020 2021 2020 2021 Combined Combined Installations Units in Thousands 17.4 9.2 2020 2021 24

3. Key Business Metrics • Subscriber Acquisition Costs (SAC) • Recurring Monthly Revenue (RMR) • Attrition

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

Cash Subscriber Acquisition Costs

- Net Subscriber Acquisition Costs (SAC) represent all installation revenue and installation costs in our CSB and Commercial segments.
- Net SAC is the subscriber acquisition cost, net of any upfront payments made by the customer or received via financing through a third party.
- A portion of SAC is expensed immediately and the remainder is capitalized on the balance sheet and amortized over time under an ADT-owned model.
- Much of this cost is recaptured through the margin on recurring monthly revenue.
- Revenue payback measures years required to recover SAC via new recurring revenue generated.

Net SAC Calculation

	2021			
Cost Components	**Capitalized**	**Non-capitalized**	**Total**	
Selling, Advertising, & Commissions	$324M	$565M	**$889M**	
Installation Cost		$602M	**$602M**	
Capitalized Direct SAC	$695M		**$695M**	
Capitalized Dealer SAC	$671M		**$671M**	
Installation Revenue	($277M)	($884M)	**($1,161M)**	
Net Subscriber Acquisition Cost	**~$1,413M**	**~$284M**	**$1,697M**	✓

✓ = Disclosed in quarterly earnings materials

Simplified View: SAC Efficiency

	FY 2021	
Net SAC	$1,697M	✓
(÷) Gross RMR Additions	$61M	✓
Revenue Payback - months	**27.8x**	
(÷) Months	12	
Revenue Payback - years	**2.3x**	✓

Cash Flow Sensitivity: Revenue Payback

Revenue Payback Improvement	**0.1x**
x Illustrative Recurring Revenue Additions (New RMR ~$50M x 12 months)	~$600M
Cash Flow Impact	**~$60M**

Notes: Net Subscriber Acquisition Costs (SAC) represent the estimated cash costs associated with the acquisition and installation of new and existing customers, net of inflows received. $324 million of Capitalized SAC represents commissions only. $671 million of Capitalized Dealer SAC adjusted to include $4 million benefit from a holdback adjustment related to the Defenders acquisition.

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Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

Balanced Approach to Capital Allocation

Category	
Capital to Allocate	Adjusted FCF prior to subscriber acquisition
Attrition Replacement	SAC spend to maintain RMR base 1 point attrition = ~$100M
Organic Growth	SAC investment to grow RMR base Higher level in 2021; planning less in 2022
Inorganic Growth	Opportunistic M&A and/or adjacency expansion
Return to Shareholders	$0.14/share annual dividend = ~$130M/year No plans to change
Debt Repayment	Current net debt balance $9.7B Goal of $1B net debt reduction by 2025

Allocation Waterfall


2021: $2B+

Notes: 2025 goals do not represent actual guidance or projections; Net debt excludes the receivables facility.

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Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Recurring Monthly Revenue Example Calculation ($ in Millions) Year 1 Year 2 • Recurring monthly revenue (RMR) is the ongoing revenue generated from providing monthly monitoring Beginning RMR Balance $295 $305 and other services to our customers. RMR Adds YOY Additions $50 $55 ($55 - $50) / $50 = 10% • ~80% of ADT’s CSB and Commercial revenue comes Attrition Cancels ($40) ($40) from recurring monthly revenue. $40/$300 = ~13% Ending RMR Balance $305 $320 Average RMR Balance $300 $312.5 Gross RMR Additions – Historical Trend $ in Millions $16.0 $15.5 $14.9 $14.5 $14.5 $13.9 $13.2 $12.9 $12.8 $12.1 $12.1 $11.4 Q1’19Q1’20Q1’21Q2’19Q2’20Q2’21Q3’19Q3’20Q3’21Q4’19Q4’20Q4’21 YoY % Change: 7% 25% (11%) 28% 10% 7% 15% 7% 28 Notes: Gross RMR additions excludes historical international business. Excludes the impact of price escalations and wholesale customers.

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Attrition Attrition Sensitivity: Cash Flow • Gross Customer Revenue Attrition is the percentage of total recurring revenue lost as a result of customers 2021 end of period RMR $359M cancelling their ADT services. — Drivers of cancellations include customer x Attrition Improvement (example) 100 bps relocation, loss to competition, and customer non-payment. RMR Retained $3.6M • Improvement since IPO driven largely by higher quality x Revenue Payback 2.3 years / 27.8 months customer selection, more interactive systems (including video), and enhanced customer service. Cash Flow Impact (per year) ~$100M Trailing Twelve Month Attrition – Historical Trend 15.9% 14.8% 13.7% 13.4% 13.3% 13.1% 13.1% 12.2% 10.2% 2015 2016 2017 2018 2019 2020 2021 Net $ Attrition Gross $ Attrition 29 Notes: Net attrition excludes resales, service contract transfers, and relocating customers. 2015 net attrition equals the net customer revenue attrition rate of 12.2% as disclosed in Form 10-K for The ADT Corporation for the fiscal year ended 9/25/15.

4. Modeling and Financial Statements • Income Statement • Segment Modeling Overviews • Cash Flow Statement • Adjusted Free Cash Flow

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

Income Statement

Monthly subscription type fees for monitoring and other services for CSB and Commercial; currently not applicable to Solar

Upfront equipment and installation revenue; amortization of deferred subscriber acquisition revenue (CSB and Commercial only); revenue is net of financing fees (Solar only)

Includes cost of monitoring (CSB and Commercial only), service, equipment costs, and installation labor costs

Includes selling, general, and administrative expenses, and amortization of commissions

Depreciation of subscriber system assets and other fixed assets and amortization of dealer (CSB only) and other intangible assets

ADT Q4'21 Press Release

ADT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,	
	2021	2020	2021	2020
Monitoring and related services	$ 1,103	$ 1,054	$ 4,348	$ 4,187
Installation and other	278	261	959	1,128
Total revenue	1,381	1,315	5,307	5,315
Cost of revenue (exclusive of depreciation and amortization shown separately below)	415	374	1,550	1,517
Selling, general, and administrative expenses	445	445	1,789	1,723
Depreciation and intangible asset amortization	491	474	1,915	1,914
Merger, restructuring, integration, and other	19	5	38	120
Goodwill impairment	—	—	—	—
Loss on sale of business	—	—	—	1
Operating income (loss)	10	17	15	41
Interest expense, net	(110)	(139)	(458)	(708)
Loss on extinguishment of debt	—	(5)	(37)	(120)
Other income (expense)	3	2	8	8
Income (loss) before income taxes	(96)	(125)	(471)	(779)
Income tax benefit	38	13	130	147
Net income (loss)	$ (58)	$ (112)	$ (341)	$ (632)

Subscriber Acquisition Costs: P&L portion included within Cost of Revenue and SG&A; Remainder is included on Balance Sheet and Amortized on P&L in future periods under ADT-owned transactions

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Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Simplified Modeling: CSB • Average RMR is the best starting point to forecast total revenues, as FY 2021 ~90% of CSB revenue is generated from RMR. 2020 - End of period RMR $315M 2021 - End of period RMR $328M — Additional detail on RMR calculation is included in the “Key Business Metrics” section of this deck. Average RMR $321.5M (x) 12 Months 12 • Adjusted EBITDA margin will be impacted over time by our Subtotal: $3,858M initiatives to increase revenue, lower service costs, equipment ownership mix, and improvement in subscriber acquisition efficiency. (+) Other, net $15M Annual M&S Revenue $3,873M • This simplified modeling view provides a general approach to Annual Total Revenue $4,146M estimating ADT’s financial performance. ADT’s actual GAAP results (x) Adjusted EBITDA Margin may differ. 51% (as a % of Total CSB Revenue) Annual Adjusted EBITDA $2,111M = Disclosed in quarterly earnings materials 32 Note: Other items includes service and other revenue, net of non-cash revenue recognition and other adjustments.

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Simplified Modeling: Commercial • Commercial revenue includes an RMR component with more FY 2021 significant non-recurring service revenue than CSB, albeit at lower 2020 - End of period RMR $28M margins. 2021 - End of period RMR $31M • Commercial operates with high-single to low-double digit Average RMR $29.5M Adjusted EBITDA margins with minimal cash outlay. (x) 12 Months 12 • This simplified modeling view provides a general approach to Subtotal: $354M estimating ADT’s financial performance. ADT’s actual GAAP results (+) Time and material jobs and other, net $120M may differ. Annual M&S Revenue $474M Annual Total Revenue $1,114M (x) Adjusted EBITDA Margin 9% (as a % of Total Commercial Revenue) Annual Adjusted EBITDA $96M = Disclosed in quarterly earnings materials 33 Note: Other items includes service and other revenue, net of non-cash revenue recognition and other adjustments.

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

Simplified Modeling: Solar

	FY 2021	
Gross Revenue / Install	~$47K	
(x) Annual Solar Installs	17K	✓
Annual Gross Revenue	**$803M**	
(-) Financing Fees (15-20%)	($158M)	✓
Annual Combined Revenue (GAAP)	**$645M**	✓
(x) Adjusted EBITDA Margin (as a % of Total Solar Revenue)	4%	✓
Annual Combined Adjusted EBITDA	**$25M**	✓

✓ = Disclosed in quarterly earnings materials

- Solar Revenue is calculated by multiplying the number of solar sales and the average solar system sales price.
- Financing fees are paid to third party financing partners to buy down interest rate for consumers; ~90% of customers take some form of financing.
  - Financing fees are a percentage of gross revenue.
- Combined Revenue includes what is reported as GAAP revenue for our solar segment.
  - Reported revenue is net of financing fees.
- This simplified modeling view provides a general approach to estimating ADT's financial performance. ADT's actual GAAP results may differ.

34

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

Cash Flow Statement

Includes subscriber system asset depreciation and capitalized dealer SAC amortization

Non-cash amortization of prior period capitalized SAC (primarily deferred commissions) and deferred non-refundable upfront fee

Current period spend for capitalized SAC (primarily deferred commissions) and deferred non-refundable upfront fee

Includes consumer financing installments not part of Receivables Facility

Cash spent to acquire dealer accounts

Labor and equipment for CSB and Commercial direct channel (ADT-owned)

Cash inflow and repayment towards Receivables Facility

ADT Q4'21 Press Release

ADT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions) (Unaudited)

Note: amounts may not add due to rounding

	Years Ended December 31, 2021	Years Ended December 31, 2020
Cash flows from operating activities:		
Net income (loss)	$ (341)	$ (632)
Adjustments to reconcile net loss to net cash provided by operating activities:		
Depreciation and intangible asset amortization	1,915	1,914
Amortization of deferred subscriber acquisition costs	126	97
Amortization of deferred subscriber acquisition revenue	(172)	(125)
Share-based compensation expense	61	96
Deferred income taxes	(139)	(173)
Provision for losses on receivables and inventory	38	120
Loss on extinguishment of debt	37	120
Loss on sale of business	—	1
Unrealized loss on interest rate swap contracts	(158)	60
Other non-cash items, net	149	145
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:		
Deferred subscriber acquisition costs	(324)	(240)
Deferred subscriber acquisition revenue	277	180
Other, net	161	(194)
Net cash provided by (used in) operating activities	1,650	1,367
Cash flows from investing activities:		
Dealer generated customer accounts and bulk account purchases	(675)	(381)
Subscriber system asset expenditures	(695)	(418)
Purchases of property and equipment	(168)	(157)
Acquisition of businesses, net of cash acquired	(164)	(225)
Sale of business, net of cash sold	2	(2)
Other investing, net	4	46
Net cash provided by (used in) investing activities	(1,696)	(1,137)
Cash flows from financing activities:		
Proceeds from issuance of common stock, net of expenses	—	448
Proceeds from long-term borrowings	1,196	2,640
Proceeds from receivables facility	254	83
Repayment of long-term borrowings, including call premiums	(1,251)	(3,055)
Repayment of receivables facility	(130)	(7)
Dividends on common stock	(116)	(109)
Deferred financing costs	(14)	(29)
Other financing, net	(66)	(40)
Net cash used in financing activities	(128)	(70)
Cash and cash equivalents and restricted cash and restricted cash equivalents:		
Net (decrease) increase during the period	(174)	159
Beginning balance	208	49
Ending balance	$ 33	$ 208

Cash paid and received related to Solar transactions with customers flow through operating activities

35

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

ADJUSTED FREE CASH FLOW

Modeling Overview

	FY2021	
Adjusted EBITDA	**$2,213M**	✓
(+) Net Expensed SAC	$411M	✓
Adjusted EBITDA prior to subscriber acquisition	**$2,624M**	
(-) Net SAC	($1,697M)	✓
(-) Capital Expenditures	($158M)	✓
(-) Cash Taxes	($2M)	✓
(+/-) Working Capital & Other	$154M	✓
Unlevered Adjusted FCF	**$921M**	
(-) Cash Interest	($457M)	✓
Adjusted Free Cash Flow	**$465M**	✓

✓ = Disclosed in quarterly earnings materials

Adjusted Free Cash Flow can be calculated as Adjusted EBITDA prior to subscriber acquisition costs less Net SAC, CapEx, Cash Taxes, Cash Interest, and Working Capital

- Absent any federal tax legislation, ADT does not expect to pay U.S. federal income taxes while NOL balance remains; certain state taxes lead to ~$20-30M of annual cash outflows.
- Gross debt of $9.9B with a weighted average cost of debt of ~5%.
- Working capital & other includes working capital items and certain non-cash accounting adjustments, among other items.

2021 Adjusted Free Cash Flow Walk

$ in Millions



$1,650
($675)
($695)
($168)
$112
$123
$230
$465
Operating Cash Flow
Capitalized Dealer SAC
Capitalized Direct SAC
Purchases of Property and Equipment
Free Cash Flow
Net Proceeds from Receivables Facility
Radio Conversion Costs & Other
Adjusted Free Cash Flow

36

5. Other Items • Capital Structure Overview • Depreciation and Amortization • Interest • Tax Considerations

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Capital Structure Overview Debt Maturity Profile $ in Millions • Net Leverage Ratio is calculated as the ratio of Net Debt to Adjusted EBITDA. 1st Lien Notes 4,572 1st Lien Term Loans 575 2nd Lien Notes Revolver Capital Structure 12/31/20 12/31/21 2,647 Actual Actual Revolver - 25 728 778 First Lien Term Loan 2,779 2,758 1,350 1 1,3 ,30 00 0 28 1,000 1 1,0 ,00 00 0 750 750 700 28 First Lien Notes 5,550 5,550 Finance Leases and Other 61 98 2022 2023 2024 2025 2026 2027 2028 2029… 2032+ Total First Lien Debt $ 8,390 $ 8,431 Second Lien Notes 1,300 1,300 Net Debt Ratios as of 12/31/21 Total Debt $ 9,690 $ 9,731 4.4x 3.7x Cash and Cash Equivalents (205) (24) 2.3x Net Debt $ 9,485 $ 9,706 LTM Adjusted EBITDA 2,199 2,213 Net Leverage Ratio 4.3x 4.4x Fixed vs. variable ratio 95%/5% 95%/5% Adjusted Adjusted EBITDA prior to Annualized EBITDA subscriber acquisition RMR Notes: Debt instruments are stated at face value excluding debt issuance discount, deferred financing costs, and fair value adjustments. Receivables Facility debt is excluded because the facility balance represents cash received for installation revenue. The Receivables Facility balance was $76M as of 12/31/20 and $199M as of 12/31/21. Leverage Ratio definition changed as of 12/31/21 to exclude 38 Receivables Facility. No impact to leverage ratio presented as of 12/31/20. Fixed vs. variable ratio includes the impact of interest rate swaps. Debt maturity profile excludes Receivables Facility and Finance Leases. Revolver in debt maturity profile graph is indicative of total revolver capacity, not current drawn balances.

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Depreciation and Amortization • In connection with the Company’s acquisition of Protection One, Inc. and ASG Intermediate Holding Corp. in 2015 and the acquisition of The ADT Security Corporation in 2016, the Company recorded amortizable intangible assets of approximately $7 billion. • The intangible assets recorded in connection with the above acquisitions have varying remaining estimated useful lives. — In 2Q22, certain intangible assets related to the Company’s acquisition of ADT will be fully amortized. • The net impact of fully amortized and newly created intangible and subscriber assets will result in lower year over year quarterly depreciation and amortization of $50 – $75 million for each of the next four quarters starting in 2Q22. 39

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Interest Interest Expense • In 2021, our GAAP interest expense was $458 million. • At YE21, our total debt carried an average effective interest rate of approximately 5%. • Interest expense, which also includes mark to market impact of interest rate swaps and amortization of debt premium/discount, is recorded ratably through the year on the P&L. Cash Interest • Cash outflows for interest payments are not consistent between quarters, with larger outflows occurring in the first and third quarters. Quarterly Trend $ in Millions $85 $165 $197 $60 $61 $63 $167 $169 $232 $173 $176 $164 $143 $127 $64 $62 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 40 Adjusted Free Cash Flow Cash Interest

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Tax Considerations Net Operating Losses (NOLs) • NOLs are used to offset taxable income and results in minimal cash taxes; current NOL is $2.2B as of 12/31/2021. • ADT’s NOLs are a result of tax planning strategies and are not reflective of the Company’s operational profits. Cash Taxes and Cash Tax Rate • Absent any federal tax legislation, ADT does not expect to pay U.S. federal income taxes while the Company has NOLs (for approximately the next 3 to 5 years). • Absent any change in future legislative changes or business developments, ADT’s cash tax rate once NOLs are utilized is expected to range between 25% to 30%. Effective Tax Rate (Book Tax Rate) • Absent future legislative events, material changes to capital structure, or major business developments, the current and projected effective tax rate ranges between 25% to 33%. 41

6. Appendix • Glossary of Terms • Select Financial Information • GAAP to Non-GAAP Reconciliations

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Glossary of Terms Average Customer Life: Represents the approximate average customer life based on trailing twelve-month attrition. Calculated as 1 divided by the approximate gross attrition rate. Add-on: Change in Recurring Monthly Revenue (RMR) due to additional services added to an existing customer account. Average Revenue Per Unit (ARPU): The average monthly recurring revenue per account. Battery Attachment Rate: Number of batteries installed as a percentage of total solar installations. Core Customer Value: Based on recurring monthly revenue received over average subscriber lifetime, less estimated service and net subscriber acquisition costs before consumer financing. Customer Lifetime Value: Equivalent to Core Customer Value plus subscriber acquisition cost. Dealer Chargebacks: Customer cancellations charged back to the dealers because the customer canceled service during the chargeback period, which is generally 13 months. End of Period RMR: Monthly monitoring and service billings in force from Consumer Small Business and Commercial subscribers, based on the total number of units at the end of a given period. Financing fees (Solar): Fees paid to third-party lenders to access loan products for the Company’s Solar customers which are recorded as a reduction of revenue. Gross Customer Revenue Attrition: The percentage of total RMR lost as a result of customer attrition, net of dealer chargebacks and reinstated customers, excluding contracts monitored but not owned and DIY customers. Customer sites are considered canceled when all services are terminated. Gross attrition is calculated on a trailing twelve-month basis, the numerator of which is the RMR lost during the period due to attrition, net of dealer chargebacks and reinstated customers, excluding contracts monitored but not owned and DIY customers, and the denominator of which is total annualized RMR based on an average of RMR under contract at the beginning of each month during the period. Gross Recurring Monthly Revenue Additions (RMR Additions): Monthly monitoring and service sold during the period to new and existing CSB and Commercial customers. Installation Costs: Cost of installing systems including labor, equipment, sub-contractor costs, and vehicle costs. Interactive Services: Services which include Pulse, Control, and similar ADT platforms, and are inclusive of services ranging from remote arm and disarm to full home automation. Interactive Take Rate: Represents the percentage of interactive Residential and Small Business sales by ADT or its authorized dealer network and excludes non-dealer bulk purchases. Monitoring and Service Margin: Estimated gross margin percentage on monitoring and service revenue for CSB and Commercial customers. Net Leverage Ratio: Calculated as the ratio of net debt excluding Receivables Facility debt and Adjusted EBITDA. Net debt is calculated as total debt, including capital leases, minus cash and cash equivalents. Net Subscriber Acquisition Costs (SAC): Represents the estimated cash associated with the acquisition and installation of new and existing customers, net of inflows. Recurring Monthly Revenue (RMR): The ongoing revenue generated from providing monthly monitoring and other services to our customers. Resale: Reactivation or installation at a site that formerly had ADT service, which generated recurring revenue. Revenue Payback: Number of years required to recover Net Subscriber Acquisition Costs through recurring monthly fees. Subscriber Count: The distinct count of sites with billed RMR. 43

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

Additional Historical Quarterly Data

(in millions)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	For the Three Months Ended							
Operating and Financial Measures								
Monitoring and Service Revenue	$1,103	$1,098	$1,084	$1,063	$1,054	$1,046	$1,041	$1,046
Total Revenue	$1,381	$1,317	$1,304	$1,305	$1,315	$1,299	$1,331	$1,370
Net Loss	($58)	($109)	($126)	($48)	($112)	($113)	($107)	($300)
Adjusted EBITDA	$574	$554	$542	$542	$533	$564	$563	$539
Adjusted EBITDA Margin (as % of Total revenue)	41.6%	42.1%	41.5%	41.6%	40.5%	43.4%	42.3%	39.4%
LTM Gross Customer Revenue Attrition[1]	13.1%	13.4%	13.3%	13.1%	13.1%	12.9%	13.1%	13.5%
LTM Revenue Payback (in years)[1][2]	2.3x	2.3x	2.2x	2.2x	2.2x	2.2x	2.3x	2.3x
Net Subscriber Acquisition Costs (SAC)[3]								
Non-capitalized[4]	$50	$71	$68	$95	$92	$103	$145	$171
Capitalized	$352	$368	$341	$352	$273	$270	$160	$160
Total	$402	$438	$409	$447	$365	$373	$305	$331
memo: Expensed SAC	*$80*	*$117*	*$108*	*$106*	*$101*	*$90*	*$84*	*$84*
Adjusted Free Cash Flow								
Adjusted EBITDA	$574	$554	$542	$542	$533	$564	$563	$539
Net Expensed SAC	$80	$117	$108	$106	$101	$90	$84	$84
Net SAC[3]	($402)	($438)	($409)	($447)	($365)	($373)	($305)	($331)
Solar Net Acquisition Costs	$16	-	-	-	-	-	-	-
Cash Taxes	($3)	($0)	($3)	$4	($10)	($12)	($3)	($1)
Cash Interest	($60)	($169)	($61)	($167)	($63)	($197)	($85)	($165)
Capital Expenditures[5]	($40)	($41)	($40)	($37)	($37)	($33)	($35)	($30)
Working Capital & Other	$10	$38	$26	$63	($16)	$87	$14	$77
Adjusted Free Cash Flow	$176	$62	$164	$64	$143	$127	$232	$173
Recurring Monthly Revenue (RMR)								
End of Period RMR (excluding Wholesale)	$355	$352	$348	$345	$339	$337	$335	$335
Wholesale RMR	$4	$4	$4	$4	$4	$4	$4	$4
End of Period RMR (including Wholesale)	$359	$356	$352	$349	$343	$341	$339	$339
Gross RMR Additions[1]	$14.9	$15.5	$14.5	$16.0	$13.9	$14.5	$11.4	$12.9

Notes:
1. Excludes wholesale customers who outsource their monitoring to ADT, unless otherwise noted.
2. LTM Revenue Payback measures the net SAC incurred in the period divided by the recurring monthly revenue added during the period, and represents the approximate time, in years, required to recover our net SAC through contractual monthly recurring fees.
3. Net Subscriber Acquisition Costs (SAC) represents the estimated cash costs associated with the acquisition and installation of new customers, net of inflows received. Net SAC as presented excludes acquisition costs related to Solar
4. Excludes the non-cash effects of ASC 606, timing of receipts associated with our consumer financing program, and other non-cash adjustments.
5. Capital expenditures exclude special items primarily related to integration activities.

44

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

Income Statement

(in millions, except per share data)	Three Months Ended December 31,							
	March 31, 2020	**June 30, 2020**	**September 30, 2020**	**December 31, 2020**	**March 31, 2021**	**June 30, 2021**	**September 30, 2021**	**December 31, 2021**
Monitoring and related services	$ 1,046	$ 1,041	$ 1,046	$ 1,054	$ 1,063	$ 1,084	$ 1,098	$ 1,103
Installation and other	324	290	253	261	242	221	219	278
Total revenue	1,370	1,331	1,299	1,315	1,305	1,304	1,317	1,381
Cost of revenue (exclusive of depreciation and amortization shown separately below)	408	376	358	374	381	382	372	415
Selling, general, and administrative expenses	453	415	411	445	450	446	449	445
Depreciation and intangible asset amortization	489	478	473	474	470	474	480	491
Merger, restructuring, integration, and other	109	12	(6)	5	21	5	(7)	19
Operating income	(89)	50	63	17	(16)	(2)	23	10
Interest expense, net	(225)	(187)	(157)	(139)	(48)	(167)	(133)	(110)
Loss on extinguishment of debt	(66)	-	(49)	(5)	(0)	-	(37)	-
Other income	2	2	2	2	2	2	2	3
Loss before income taxes	(378)	(135)	(141)	(125)	(62)	(167)	(146)	(96)
Income tax benefit	78	28	28	13	15	41	36	38
Net Income (loss)	$ (300)	$ (107)	$ (113)	$ (112)	$ (48)	$ (126)	$ (109)	$ (58)
Net income (loss) per share - basic:								
Common stock	$ (0.40)	$ (0.14)	$ (0.15)	$ (0.14)	$ (0.06)	$ (0.15)	$ (0.13)	$ (0.07)
Class B common stock	$ -	$ -	$ 0.05	$ (0.14)	$ (0.06)	$ (0.15)	$ (0.13)	$ (0.07)
Weighted-average shares outstanding - basic:								
Common stock	759	761	761	761	763	766	767	787
Class B common stock	-	-	8	55	55	55	55	55
Net income (loss) per share - diluted:								
Common stock	$ (0.40)	$ (0.14)	$ (0.15)	$ (0.14)	$ (0.06)	$ (0.15)	$ (0.13)	$ (0.07)
Class B common stock	$ -	$ -	$ (0.07)	$ (0.14)	$ (0.06)	$ (0.15)	$ (0.13)	$ (0.07)
Weighted-average shares outstanding - diluted:								
Common stock	759	761	761	761	763	766	767	787
Class B common stock	-	-	17	55	55	55	55	55

45

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

Segment Information

(in millions)	Three Months Ended							
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Total revenue								
Monitoring and related services	$ 1,046	$ 1,041	$ 1,046	$ 1,054	$ 1,063	$ 1,084	$ 1,098	$ 1,103
Installation and other	324	290	253	261	242	221	219	278
Total	$ 1,370	$ 1,331	$ 1,299	$ 1,315	$ 1,305	$ 1,304	$ 1,317	$ 1,381
Total revenue - CSB								
Monitoring and related services	938	$ 936	$ 940	$ 946	$ 951	$ 965	$ 976	$ 981
Installation and other	173	166	120	105	87	57	60	68
Total	$ 1,111	$ 1,102	$ 1,060	$ 1,051	$ 1,039	$ 1,023	$ 1,036	$ 1,049
Total revenue - Commercial								
Monitoring and related services	108	$ 105	$ 105	$ 108	$ 112	$ 118	$ 123	$ 122
Installation and other	151	124	133	155	155	163	159	162
Total	$ 259	$ 229	$ 239	$ 263	$ 266	$ 282	$ 281	$ 284
Total revenue – Solar [1]								
Installation and other	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 47
Total [2]	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 47
Adjusted EBITDA by segment								
CSB	$ 537	$ 551	$ 549	$ 517	$ 519	$ 510	$ 529	$ 553
Commercial	2	12	15	16	23	32	26	16
Solar	-	-	-	-	-	-	-	6
Total	$ 539	$ 563	$ 564	$ 533	$ 542	$ 542	$ 554	$ 574
Adjusted EBITDA Margin (as percentage of Total revenue)	39.4%	42.3%	43.4%	40.5%	41.6%	41.5%	42.1%	41.6%

Notes:
1. M&S revenue is not applicable to the Solar segment.
2. Sunpro was acquired on December 8, 2021.

46

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Solar Information Combined (in millions) Three Months Ended March 31, June 30, September 30, December 31, March 31, June 30, September 30, December 31, Total revenue - Solar (1) 2020 2020 2020 2020 2021 2021 2021 2021 Installation and other $ 59 $ 57 $ 86 $ 114 $ 111 $ 137 $ 182 $ 214 Total $ 59 $ 57 $ 86 $ 114 $ 111 $ 137 $ 182 $ 214 Adjusted EBITDA - Solar Solar 2 5 8 (2) (1) (0) 9 17 Total $ 2 $ 5 $ 8 $ (2) $ (1) $ (0) $ 9 $ 17 Note: 47 1. Combined Solar Revenue of $214 million equals $47 million of Solar segment revenue (GAAP) plus $167 million of Sunpro revenue (GAAP) prior to the acquisition. Combined Solar Adjusted EBITDA of $17 million equals $6 million of Solar segment Adjusted EBITDA (GAAP) plus $11 million of Sunpro revenue (GAAP) prior to the acquisition

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Segment and Other Information Total Revenue by Segment: (in millions) Twelve Months Ended December 31, 2021 CSB $ 4,146 Commercial 1,114 Solar 47 Total $ 5,307 Combined Solar Revenue and Combined Revenue: (in millions) Twelve Months Ended Three Months Ended December 31, December 31, 2021 2021 Solar $ 47 $ 47 Sunpro - (Pre- Acquisition) 598 167 (1) Combined Solar Revenue $ 645 $ 214 Total Revenue $ 5,307 Sunpro - (Pre- Acquisition) 598 (2) Combined Revenue $ 5,905 Segment Revenue as a % of Combined Revenue Twelve Months Ended December 31, 2021 CSB 70% Commercial 19% Solar 11% Notes: 1. Q4'21 - Combined Solar Revenue of $214 million equals $47 million of Solar segment revenue (GAAP) plus $167 million of historical Sunpro revenue (GAAP) prior to the acquisition. 2021 - Combined Solar Revenue of $645 million equals $47 million of Solar segment revenue (GAAP) plus $598 million of historical Sunpro revenue (GAAP) prior to the acquisition. 48 2. Combined Revenue of $5.9 billion equals ADT Total Revenue of $5.3 billion calculated in accordance with GAAP (which includes the $47 million Solar segment revenue) plus $598 million of historical Sunpro revenue (GAAP) prior to the acquisition.

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

Segment and Other Information

Sunpro and Combined Solar Adjusted EBITDA:

(in millions)	Three Months Ended							
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Net income (loss)	$ 1	$ 4	$ 7	$ (21)	$ (9)	$ (9)	$ 1	$ (0)
Interest expense, net	-	-	-	2	2	3	4	3
Depreciation and intangible asset amortization	1	1	1	4	5	5	3	5
Merger, restructuring, integration, and other	-	-	-	13	-	-	-	-
Acquisition related adjustments[1]	-	-	-	-	-	-	-	10
Adjusted EBITDA[(2)]	$ 2	$ 5	$ 8	$ (2)	$ (1)	$ -	$ 9	$ 17

Amounts may not sum due to rounding

Combined Solar Adjusted EBITDA and Combined Adjusted EBITDA:

	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
Solar	$ 6	$ 6
Sunpro - (Pre- Acquisition)	11	19
Combined Solar Adjusted EBITDA [(3)]	$ 17	$ 25
Total Adjusted EBITDA		$ 2,213
Sunpro - (Pre- Acquisition)		19
Combined Adjusted EBITDA		$ 2,232

Notes:

1. The three months ended December 31, 2021 represents acquisition related adjustments related to the amortization of backlog intangibles.
2. The three months ended December 31, 2021 represents Combined Solar Adjusted EBITDA.
3. Q4'21 - Combined Solar Adjusted EBITDA of $17 million equals $6 million of Solar segment Adjusted EBITDA plus $11 million of historical Sunpro Adjusted EBITDA prior to the acquisition. 2021 - Combined Solar Adjusted EBITDA of $25 million equals $6 million of Solar segment Adjusted EBITDA plus $19 million of historical Sunpro Adjusted EBITDA prior to the acquisition.

49

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements Non-GAAP Measures We sometimes use information(“non-GAAP financialmeasures”) that is derived from the condensed consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the U.S.(“GAAP”). Under SEC rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. This presentation includes definitions of our non-GAAP financial measures, reasons we believe these measures are useful, and limitations to using these non-GAAP financial measures, as well as reconciliations of the non- GAAP financial measures used in this presentation to the most comparable GAAP measures. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The limitations of non-GAAP financial measures are best addressed by considering these measures in conjunction with the appropriate GAAP measures. 50

Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA and Adjusted EBITDA Margin:

We believe the presentation of Adjusted EBITDA provides useful information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures. We define Adjusted EBITDA as net income or loss adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other; (vii) losses on extinguishment of debt; (viii) radio conversion costs net of any related incremental revenue earned; and (ix) other income/gain or expense/loss items such as impairment charges, financing and consent fees, or acquisition-related adjustments. There are material limitations to using Adjusted EBITDA as it does not reflect certain significant items, which directly affect our net income or loss (the most comparable GAAP measure). This discussion is also applicable to Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percentage of total revenue.

(in millions)	Three Months Ended							
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Net income (loss)	$ (300)	$ (107)	$ (113)	$ (112)	$ (48)	$ (126)	$ (109)	$ (58)
Interest expense, net	225	187	157	139	48	167	133	110
Income tax benefit	(78)	(28)	(28)	(13)	(15)	(41)	(36)	(38)
Depreciation and intangible asset amortization	489	478	473	474	470	474	480	491
Amortization of deferred subscriber acquisition costs	23	23	25	27	29	30	33	35
Amortization of deferred subscriber acquisition revenue	(29)	(30)	(31)	(34)	(37)	(41)	(45)	(49)
Share-based compensation expense	23	25	26	21	16	14	16	15
Merger, restructuring, integration, and other	109	12	(6)	5	21	5	(7)	19
Loss on extinguishment of debt	66	-	49	5	-	-	37	-
Radio conversion costs, net[(1)]	7	5	13	28	59	61	52	40
Acquisition related adjustments[(2)]	1	-	-	(1)	-	-	-	12
Other	4	(3)	(1)	(5)	-	-	-	(2)
Adjusted EBITDA	$ 539	$ 563	$ 564	$ 533	$ 542	$ 542	$ 554	$ 574
Note: amounts may not sum due to rounding								
Net loss to total revenue ratio	-21.9%	-8.0%	-8.7%	-8.5%	-3.7%	-9.6%	-8.3%	-4.2%
Adjusted EBITDA Margin (as percentage of Toal Revenue)	39.4%	42.3%	43.4%	40.5%	41.6%	41.5%	42.1%	41.6%
Total revenue	$ 1,370	$ 1,331	$ 1,299	$ 1,315	$ 1,305	$ 1,304	$ 1,317	$ 1,381

Notes:

1. Represents net costs associated with replacing cellular technology used in many of our security systems pursuant to a replacement program.
2. Represents amortization of purchase accounting adjustments and compensation arrangements related to acquisitions. The three months ended December 31, 2021, primarily related to the Sunpro Solar Acquisition.

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Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA and Adjusted EBITDA Margin:

(in millions)	Twelve Months Ended				
	December 31, 2017	December 31, 2018	December 31, 2019	December 31, 2020	December 31, 2021
Net income (loss)	$ 343	$ (609)	$ (424)	$ (632)	$ (341)
Interest expense, net	733	663	620	708	458
Income tax benefit	(764)	(23)	(98)	(147)	(130)
Depreciation and intangible asset amortization	1,863	1,931	1,989	1,914	1,915
Amortization of deferred subscriber acquisition costs	51	60	80	97	126
Amortization of deferred subscriber acquisition revenue	(46)	(79)	(107)	(125)	(172)
Share-based compensation expense	11	135	86	96	61
Merger, restructuring, integration, and other	65	(3)	36	120	38
Goodwill impairment	-	88	45	-	-
Loss on sale of business	-	-	62	-	-
Loss on extinguishment of debt	4	275	104	120	37
Radio conversion costs, net[1]	12	5	25	52	211
Acquisition related Adjustments[2]	-	16	22	-	13
Other	81	(5)	44	(4)	(3)
Adjusted EBITDA	$ 2,353	$ 2,453	$ 2,483	$ 2,199	$ 2,213
Selling (incl Commissions) and Advertising					573
Installation costs					636
Installation revenue					(798)
Adjusted EBITDA prior to subscriber acquisition					$ 2,624
Note: amounts may not sum due to rounding					
Net loss to total revenue ratio	7.9%	-13.3%	-8.3%	-11.9%	-6.4%
Adjusted EBITDA Margin (as percentage of Total Revenue)	54.5%	53.5%	48.4%	41.4%	41.7%
Total revenue	$ 4,316	$ 4,582	$ 5,126	$ 5,315	$ 5,307

Notes:
1. Represents net costs associated with replacing cellular technology used in many of our security systems pursuant to a replacement program.
2. Represents amortization of purchase accounting adjustments and compensation arrangements related to acquisitions. 2021 primarily related to the Sunpro Solar Acquisition.

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Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

GAAP to Non-GAAP Reconciliations

Free Cash Flow and Adjusted Free Cash Flow:

We believe the presentation of Free Cash Flow and Adjusted Free Cash Flow are appropriate to provide useful information to investors about our ability to repay debt, make other investments, and pay dividends. In addition, we believe the presentation of Adjusted Free Cash Flow is also a useful measure of our cash flow attributable to our normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as our ability to repay other debt, make other investments, and pay dividends.

We define Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. We define capital expenditures to include accounts purchased through our network of authorized dealers or third parties outside of our authorized dealer network, subscriber system asset expenditures, and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities.

We define Adjusted Free Cash Flow as Free Cash Flow adjusted for net cash flows related to (i) net proceeds from our consumer receivables facility; (ii) financing and consent fees; (iii) restructuring and integration; (iv) integration-related capital expenditures; (v) radio conversion costs net of any related incremental revenue collected; and (vi) other payments or receipts that may mask our operating results or business trends.

Free Cash Flow and Adjusted Free Cash Flow adjust for cash items that are ultimately within management's discretion to direct, and therefore, may imply that there is less or more cash available than the most comparable GAAP measure. Free Cash Flow and Adjusted Free Cash Flow are not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted.

(in millions)	Three Months Ended							
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Net cash (used in) provided by operating activities	$ 250	$ 379	$ 364	$ 373	$ 359	$ 426	$ 370	$ 494
Net cash (used in) provided by investing activities	$ (338)	$ (197)	$ (265)	$ (337)	$ (399)	$ (378)	$ (393)	$ (525)
Net cash (used in) provided by financing activities	$ 158	$ (254)	$ 345	$ (319)	$ (41)	$ (19)	$ (64)	$ (4)
Net cash provided by operating activities	$ 250	$ 379	$ 364	$ 373	$ 359	$ 426	$ 370	$ 494
Dealer generated customer accounts and bulk account purchases	(62)	(82)	(121)	(116)	(199)	(141)	(173)	(163)
Subscriber system asset expenditures	(65)	(72)	(135)	(146)	(144)	(195)	(180)	(176)
Purchases of property and equipment	(35)	(42)	(36)	(45)	(42)	(42)	(43)	(42)
Free Cash Flow	89	182	72	67	(25)	48	(25)	114
Net proceeds from receivables facility	-	19	22	34	22	32	35	33
Financing and consent fees	5	-	-	-	3	-	-	-
Restructuring and integration payments	7	6	6	2	1	6	2	2
Integration related capital expenditures	5	7	4	8	5	3	2	1
Radio conversion costs, net	3	4	11	25	51	72	50	25
Other, net[1]	65	13	12	7	6	3	(2)	-
Adjusted Free Cash Flow	$ 173	$ 232	$ 127	$ 143	$ 64	$ 164	$ 62	$ 176

Note: amounts may not sum due to rounding

Note:
1. The three months ended March 31, 2020 included $81 million related to the settlement of a pre-existing relationship in connection with the Defenders acquisition.

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Company Overview | Segment Overviews | Key Business Metrics | Modeling and Financial Statements | Other Items | Appendix

GAAP to Non-GAAP Reconciliations

Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow prior to subscriber acquisition:

(in millions)	Twelve Months Ended				
	December 31, 2017	December 31, 2018	December 31, 2019	December 31, 2020	December 31, 2021
Net cash (used in) provided by operating activities	$ 1,592	$ 1,788	$ 1,873	$ 1,367	$ 1,650
Net cash (used in) provided by investing activities	$ (1,413)	$ (1,738)	$ (978)	$ (1,137)	$ (1,696)
Net cash (used in) provided by financing activities	$ (143)	$ 193	$ (1,214)	$ (70)	$ (128)
Net cash provided by operating activities	$ 1,592	$ 1,788	$ 1,873	$ 1,367	$ 1,650
Dealer generated customer accounts and bulk account purchases	(653)	(694)	(670)	(381)	(675)
Subscriber system asset expenditures	(583)	(576)	(542)	(418)	(695)
Purchases of property and equipment	(131)	(127)	(159)	(157)	(168)
Free Cash Flow	225	391	502	410	112
Net proceeds from receivables facility	-	-	-	76	123
Financing and consent fees	64	8	23	5	4
Restructuring and integration payments	46	18	14	20	11
Integration related capital expenditures	25	7	16	23	10
Radio conversion costs, net	13	6	25	43	198
Redemption of mandatorily redeemable preferred securities	-	96	-	-	-
Other, net[1]	30	12	10	97	7
Adjusted Free Cash Flow	$ 403	$ 538	$ 590	$ 675	$ 465
Dealer generated customer accounts purchases	653	694	670	381	675
Subscriber system asset expenditures	583	576	542	418	695
Deferred subscriber acquisition costs	165	185	190	240	324
Deferred subscriber acquisition revenue	(247)	(256)	(260)	(180)	(277)
Selling (incl. Commissions) and Advertising	375	372	426	635	573
Installation costs	200	318	574	727	636
Installation revenue	(240)	(394)	(716)	(1,003)	(798)
Other, net[2]	-	-	30	157	(131)
Adjusted Free Cash Flow prior to subscriber acquisition	$ 1,891	$ 2,032	$ 2,045	$ 2,049	$ 2,162
Plus: Cash Interest					457
Unlevered Adjusted Free Cash Flow					$ 921

Note: amounts may not sum due to rounding

Notes:

1. The twelve months ended December 31, 2020 included $81 million related to the settlement of a pre-existing relationship in connection with the Defenders acquisition.
2. Primarily includes the non-cash effects of ASC 606, timing of receipts associated with our consumer financing program, and other non-cash adjustments.

54

Modeling and Financial Appendix Company Overview Segment Overviews Key Business Metrics Other Items Statements GAAP to Non-GAAP Reconciliations Net Leverage Ratio and Net Debt: Net Leverage Ratio is calculated as the ratio of net debt to Adjusted EBITDA. Net Leverage Ratio (prior to subscriber acquisition) is calculated as the ratio of net debt to Adjusted EBITDA prior to subscriber acquisition. Net debt is calculated as total debt excluding the Receivables Facility, including capital leases, minus cash and cash equivalents. Refer to the discussion on Adjusted EBITDA and Adjusted EBITDA prior to subscriber acquisition for descriptions of the differences between the most comparable GAAP measure. Net Leverage Ratio and Net Leverage Ratio (prior to subscriber acquisition) are useful measures of the Company's credit position and progress towards leverage targets. The calculations are limited in that the Company may not always be able to use cash to repay debt on a dollar-for-dollar basis. Debt to Net Income (Loss) Ratio: Net Leverage Ratio: (in millions) December 31, December 31, (in millions) December 31, December 31, 2021 2020 2021 2020 Revolver $ 25 $ - Total debt (book value) $ 9,693 $ 9,493 First lien term loan 2,758 2,779 LTM net loss $ (341) $ (632) First lien notes 5,550 5,550 Debt to net loss ratio (28.4x) (15.0x) Receivables facility 199 76 Finance leases 93 61 Other (Sunpro vehicle loans) 5 - Total first lien debt 8,630 8,466 Second lien notes 1,300 1,300 (1) Total debt 9,930 9,766 Cash and cash equivalents (24) (205) Less: Receivables Facility (199) (76) Net debt $ 9,706 $ 9,485 LTM Adjusted EBITDA 2,213 2,199 LTM Adjusted EBITDA prior to subscriber acquisition 2,624 4.4x 4.3x Net leverage ratio 3.7x Net leverage ratio prior to subscriber acquisition Annualized RMR 4,308 Net debt (excl. Receivables Facility) 9,706 2.3x RMR Ratio Notes: During Q4 2021, we began presenting net leverage ratio excluding Receivables Facility. 55 1. Debt instruments are stated at face value excluding debt issuance discount, deferred financing costs, and fair value adjustments. 2. Excludes Receivables Facility balance, which was $76M as of 12/31/20 and $199M as of 12/31/21.